                      SEVERANCE COMPENSATION AGREEMENT


    THIS SEVERANCE COMPENSATION AGREEMENT (the "Agreement") is entered into as of the ____ day of May, 1996 (the "Effective Date"), by and between FIREPLACE MANUFACTURERS, INC. a California corporation (the "Company"), and Willard V. Harris, an individual (the "Executive") with reference to the following facts:

                                       RECITALS

    A. The Board of Directors of the Company (the "Board") has recognized that the possibility of a "Change in Control" (as defined in Section 1.4, below) exists and that the threat of or the occurrence of a Change in Control may result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation.

    B. The Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive during a threat or after the occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security.

    C. In order to induce the Executive to remain in the employ of the Company, particularly in light of the present threat of a potential Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits following a Change in Control, in the event his employment is terminated as a result of, or in connection with, a Change in Control.

    D. The Company and the Executive entered into that certain Severance Compensation Agreement on December 1, 1995 ("Prior Agreement"). The parties intend that this Agreement shall supersede the Prior Agreement.

    NOW, THEREFORE, in consideration at the promises and mutual covenants and agreements contained herein, the parties to this Agreement, intending to be legally bound, agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

    1.1 AFFILIATE AND ASSOCIATE. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act");

    1.2 BENEFICIAL OWNER. A "Person" (as defined in Section 1.10. below) shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities;

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         1.2.1 which such Person or any of such Person's Affiliates or
Associates beneficially owns, directly or indirectly;

         1.2.2 which such Person or any of such Person's Affiliates or Associates has either:

              (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by, or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

              (b) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security:

                   (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and

                   (ii) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

         1.2.3 which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting or disposing of any securities of the Corporation.

    Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

    1.3 CAUSE. "Cause" shall have the meaning set forth in Section 3.02(c), below.

    1.4 CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

         1.4.1 ACQUISITION OF VOTING SECURITIES. An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person,

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immediately after which such Person has Beneficial Ownership of thirty percent
(30%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined in Section 1.7, below) shall not constitute an acquisition which would cause a Change in Control.

         1.4.2 CHANGE IN INCUMBENT BOARD. The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         1.4.3 STOCKHOLDER APPROVAL. Approval by stockholders of the Company of:

              (a) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" (as defined in Section 1.8. below.

              (b) A complete liquidation or dissolution of the Company; or

              (c) An agreement for the sale or other disposition of assets from the Company that have a total fair market value equal to or greater than one-third of the total fair market value of all of the Company's assets immediately before the acquisition, to any Person (other than a transfer to a Subsidiary, as defined below in Section 1.7.1(b)).

    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

    1.5 DISABILITY. "Disability" shall have the meaning set forth in Section 3.02(b). below.

    1.6 GOOD REASON. "Good Reason" shall have the meaning set forth in Section 3.02(d), below.

    1.7 NON-CONTROL ACQUISITION. A "Non-Control Acquisition" shall mean an acquisition by:

         1.7.1 an employee benefit plan (or a trust forming a part thereof) maintained by:

              (a) the Company or

              (b) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this Agreement, a "Subsidiary");

    1.7.2 the Company or its Subsidiaries; or

    1.7.3 any Person in connection with a Non-Control Transaction.

    1.8 NON-CONTROL TRANSACTION. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

         1.8.1 the stockholders of the Company immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization:

         1.8.2 the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

         1.8.3 no Person other than:

              (a) the Company,

              (b) any Subsidiary,

              (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or

              (d) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities),

has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

    1.9 NOTICE OF TERMINATION. "Notice of Termination" shall mean a termination notice which indicates the specific termination provision in this Agreement, if any, relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

    1.10 PERSON. "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

    1.11 RETIREMENT. "Retirement" shall mean the termination by the Company or the Executive of the Executive's employment based on the Executive reaching age 70 or such other age as shall have been fixed in any arrangement established with the Executive's consent with respect to the Executive.

    1.12 TERMINATION DATE. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination, subject to the following:

         1.12.1 If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

         1.12.2 If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty
(60) days from the date the Notice of Termination is given to the Company.

                                      ARTICLE 2
                                         TERM

    The Term of this Agreement shall commence on the Effective Date, upon which the Prior Agreement shall terminate and have no force or effect. The Term, except to the extent that any obligation of the Company hereunder remains unpaid at such time, shall end upon the earliest of the following:

         2.0.1 five (5) years from the Effective Date if a Change in Control has not occurred within such five (5) year period;

         2.0.2 the termination of the Executive's employment with the Company based on death, Disability, Retirement, or Cause, or by the Executive other than for Good Reason; and

         2.0.3 one (1) year from the date of a Change in Control if the Executive has not terminated his employment for Good Reason as of such time;

provided, however, that this Agreement shall not terminate pursuant to (a) above unless either party gives written notice not less than ninety (90) days prior to the end of the five (5) year period that it is terminating the Agreement on this ground. If said notice is not given, the five (5) year period shall be extended an additional five (5) years and for successive five (5) year periods thereafter if no notices are given.

                                      ARTICLE 3
                           TRIGGERING OF SEVERANCE PAYMENT

    The Executive shall be entitled to the compensation set forth in Article 4, below, if:

         3.0.1 a Change in Control occurs while the Executive is still an employee of the Company, and

         3.0.2 the Executive's employment is terminated subsequent to the Change in Control unless such termination is as a result of:

              (a) the Executive's DEATH;

              (b) the Executive's "DISABILITY", which for purposes herein, shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement:

                   (i) which continues for a period of at least one hundred eighty (180) consecutive days and

                   (ii) which prevents the Executive from returning to the full time performance of the Executive's duties for an additional thirty (30) days after receipt of the Termination Notice from the Company;

              (c) "CAUSE", which for purposes herein shall mean if the
Executive:

                   (i) has been convicted of a felony or

                   (ii) has intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise;

provided, however, that no termination of the Executive's employment shall be for Cause as set forth in Section 3.02(c)(ii), above until:

                        (A) there shall have been delivered to the Executive a copy of a written notice setting forth that a finding that the Executive has committed the conduct set forth in Section 3.02(c)(ii) and specifying the particulars thereof in detail, and

                        (B) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

              (d) the Executive's decision other than for "GOOD REASON". For purposes herein, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

                   (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                   (ii) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due:

                   (iii) a failure to increase the Executive's base salary at least annually at a percentage of base salary no less than the average percentage increases (other than increases resulting from the Executive's promotion) granted to the Executive during the three (3) full years ended prior to a Change in Control (or such lesser number of full years during which the Executive was employed);

                    (iv) a relocation of the Company's principal executive offices to a location outside of a twenty (20) mile radius of its current location, or a requirement that the Executive be based at any place outside a 30-mile radius from the current location, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the Change in Control;

                   (v) the failure by the Company to:

                        (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating immediately prior to the Effective Date, including, but not limited to any incentive plans or stock option plans, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or

                        (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice as in effect at any time within ninety (90) days preceding the Effective Date or at any time thereafter

                   (vi) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company:

                   (vii) any material breach by the Company of any provision of this Agreement:

                   (viii) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of
Section 3.02(c); or

                    (ix) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 6.1 hereof.

Further, any event or condition described in Section 3.02(d)(i) through (ix) which occurs prior to a Change in Control but which the Executive reasonably demonstrates was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") or otherwise arose in connection with, or in anticipation of a Change in Control, shall constitute "Good Reason" for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

                                      ARTICLE 4
                            COMPENSATION UPON TERMINATION

    If the Company terminates the Executive's employment pursuant to Article 3, above, the Company shall pay to the Executive, as severance pay, on or before the fifth (5th) day following the Date of Termination, a lump sum, in cash or cash equivalent, in an amount equal to 299% of the Executive's average annualized compensation includible in his gross income for the five (5) taxable years immediately preceding the date of the Change in Control ("Severance Payment"). If the Executive has less than five (5) full years of compensation, the average shall be based upon the number of years for which compensation was received. Any partial year shall be annualized, taking into account the frequency of compensatory payments.

    Notwithstanding the foregoing, if the Severance Payment, either alone, or together with other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such Severance Payment shall be reduced to the largest amount which will result in no portion of the Severance Payment being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the Severance Payment pursuant to the foregoing shall be made solely by the Executive in good faith, and such determination shall be conclusive and binding on the Company.

                                      ARTICLE 5
                               NO DUTY TO MITIGATE AND
                         NO EFFECT ON OTHER CONTRACT RIGHTS.

    5.1 NO DUTY TO MITIGATE. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of the Severance Compensation be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

    5.2 NO EFFECT ON OTHER CONTRACT RIGHTS. Neither the provisions of this Agreement nor the Severance Payment shall reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, incentive plan or securities plan, employment agreement or other contract, plan or arrangement.

                                      ARTICLE 6
                                SUCCESSOR AND ASSIGNS

    6.1 OF THE COMPANY. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. The Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

    6.2 OF THE EXECUTIVE. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive and his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

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                                      ARTICLE 7
                                    MISCELLANEOUS

    7.1 FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of:

         7.1.1 the Executive's termination of employment including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment).

         7.1.2 the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, or

         7.1.3 the Executive's hearing before the Board as contemplated in
Section 3.02(c)(ii)(B) of this Agreement; provided. however, that the circumstances set forth in Sections 7.1.1 and 7.1.2 occurred on or after a Change in Control.

    7.2 NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the addresses set forth below, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                                  If to the Company:

                                       Fireplace Manufacturers, Inc.
                                       2701 S. Harbor Blvd.
                                       Santa Ana, CA 92704
                                       Attn: Board of Directors

                                  If to the Executive:

                                       -------------------------------
                                       -------------------------------
                                       -------------------------------


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    7.3 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its Subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its Subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its Subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

    7.4 SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others.

    7.5 MODIFICATION. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

    7.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of law principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Orange County of the State of California.

    7.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    7.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                       "COMPANY"

                                       FIREPLACE MANUFACTURERS. INC., a
                                       California corporation

                                       By:
                                          -------------------------------------
                                         Its:
                                             ----------------------------------

                                       "EXECUTIVE"

                                       Willard V. Harris
                                       ----------------------------------------
                                       -----------





Similar agreements have been established for Willard P. Harris and John D. Hornsby.

                                    -12-